EXHIBIT 10.5
                                                                    ------------

                       FIFTH AMENDMENT TO CREDIT AGREEMENT
                       BY AND BETWEEN GMX RESOURCES, INC.
                          AND LOCAL OKLAHOMA BANK, N.A.


            THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is executed to be effective as of the 16th day of January, 2004 by and between GMX RESOURCES INC., an Oklahoma corporation, ENDEAVOR PIPELINE INC., an Oklahoma corporation, and EXPEDITION NATURAL RESOURCES INC., an Oklahoma corporation (the "Borrowers") and LOCAL OKLAHOMA BANK (the "Bank").

                              W I T N E S S E T H:

            WHEREAS, effective October 31, 2000 Borrowers and Bank entered into that certain Credit Agreement (the "Original Agreement") whereby Bank provided Borrowers with a revolving line of credit in an amount governed by a Borrowing Base which shall not exceed $15,000,000.00, as evidenced by reducing revolving promissory note with a stated like amount of even date with the Original Agreement (the "Original Note").

            WHEREAS, as of June 18, 2001, Borrowers and Bank amended the Original Agreement for the first time (the "First Amendment") in order to permit certain preferred stock dividends and to evidence certain other changes as set forth therein.

            WHEREAS, as of May 28, 2002, Borrowers and Bank amended the Original Agreement as amended by the First Amendment for the second time (the "Second Amendment") in order to increase the rate of interest, include a termination fee, alter the reporting requirements and to make such additional changes as are set forth therein.

            WHEREAS, as of August 14, 2002 Borrowers and Bank amended the Original Agreement as amended by the First and Second Amendments for the third time (the "Third Amendment") in order to modify certain financial covenants as referenced therein.

            WHEREAS, certain portions of the Original Agreement as amended by First, Second and Third Amendments were amended by a Loan Modification and Forbearance Agreement in May of 2003 and a Second Loan Modification and Forbearance Agreement in June 2003 (the "Forbearance Agreements").

            WHEREAS, as of August 31, 2003 Borrowers and Bank amended the Original Agreement, as amended by the First, Second and Third Amendments for the fourth time (the "Fourth Amendment") in order to extend the maturity date of the Note, and to modify certain financial covenants as set forth therein (the Original Agreement as amended by the First and Second, Third, and Fourth Amendments and as further modified by the Forbearance Agreements is referred to herein as the "Agreement")

            WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain oil and gas properties and other properties as set forth in the Agreement; and

            WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

            WHEREAS, Borrowers and Bank desire to amend the Agreement for the fifth time in order to evidence such changes to the Agreement as more particularly set forth herein;

            NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank hereby agree to amend the Agreement as follows:

            A. CHANGES TO THE AGREEMENT

            1. Section 6.2 of the Agreement, Quarterly Financial Statements, is hereby amended and restated in its entirety as follows in order to change it from a quarterly requirement to a monthly requirement, as follows:

                         6.2 Monthly Financial Statements. Beginning with the
             month ending December 31, 2003, deliver to the Lender, (a) on or before the 45th day after the close of each calendar month, a copy of the unaudited Financial Statements of Borrowers prepared on a consolidated basis as of the last day of such monthly period , such Financial Statement to be certified by a Responsible Officer of the Borrowers as having been prepared in accordance with GAAP and in a manner consistent with the annual audited Financial Statements, consistently applied, and as a fair presentation of the financial condition of the Borrowers , and (b) concurrent with (a) above, a Compliance Certificate executed by Borrowers' Responsible Officer stating that such Officers, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in
             Section 7 herein.

            2. Section 6.5 of the Agreement, Production Reports, is hereby amended and restated and re-captioned in its entirety in order to change the reporting requirement from quarterly to monthly as follows:

                         6.5 Production Reports. Within forty-five (45) days
             from each calendar month end, furnish Lender a monthly summary report of oil and gas production for said period indicating the immediately preceding quarter's sales volume, sales revenues, production taxes, operating expenses, capital expenditures and net operating income from or attributable to the Borrowers' Oil and Gas Properties pledged to secure the Obligations hereunder, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such quarter, provide copies of same.

            3. Section 7.1 of the Agreement, Adjusted Current Ratio, and Section
7.2 of the Agreement, Debt Service Coverage Ratio, are hereby amended and restated in their entirety as follows:

                         7.1 Adjusted Current Ratio. For the month ending
             December 31, 2003, maintain a minimum Adjusted Current Ratio, calculated and submitted on a monthly basis of, at least, .90:1.00. Beginning with the month ended January 31, 2004 and for each month thereafter, Borrower shall maintain a minimum Adjusted Current Ratio, calculated and submitted on a monthly basis of, at least, 1.00:1.00. The "Adjusted Current Ratio" is defined as (i) Current Assets plus the Available Commitment minus any assets resulting from "mark-to-market" accounting treatment for hedging contracts divided by (ii) Current Liabilities, minus any liabilities resulting from "mark-to-market" accounting treatment for hedging contracts, minus any balance outstanding on this credit facility that would otherwise be accounted for as a Current Liability.

                        7.2 Debt Service Coverage Ratio. Beginning with the
             month ending November 30, 2003, maintain a fiscal year to date Debt Service Coverage Ratio, calculated and submitted on a monthly basis, of not less than 1.00:1.00 For purposes of this calculation, the Debt Service Coverage Ratio is defined as the quotient of:

                        the cumulative sum of consolidated Net Income, MINUS dividends, PLUS interest, depletion, depreciation, and amortization and any other noncash expenses (all for the fiscal year-to-date),

                                   DIVIDED BY

                         the cumulative sum of year-to-date (assume for the purposes hereof) monthly principal reductions of $90,000.00 on the Note, PLUS year-to-date actual accrued interest expense, PLUS any other current maturities of any other long term debt (including Capital Lease Obligations) realized during the year-to-date then ended.

            4. Section 8.1 of the Agreement, Indebtedness, is hereby amended and restated in its entirety in order to permit certain "Subordinated Notes" as follows:

                         8.1 Indebtedness. Create, incur, assume or suffer to
             exist any Indebtedness, whether by way of loan or otherwise which exceeds, in the aggregate, the sum of $100,000.00 ; provided however, the foregoing restriction shall not apply to (a) the Obligations, or (b) current accounts payable incurred in the ordinary course of business, or (c) subject to restrictions on payments of principal and interest set forth below, those certain "Subordinated Notes" in the aggregate principal amount of $1,000,000 issued pursuant to that certain Subordinated Note Purchase Agreement ("Subordinated Note Purchase Agreement") dated as of even date herewith between GMX and the noteholders listed on the schedule attached thereto (the "Subordinated Notes");

                         Notwithstanding anything to the contrary set forth
             above, Borrower shall not be permitted to make any payments of either principal or interest to the extent such payment would be in violation of that certain Intercreditor and Subordination

             Agreement of even date herewith by and between GMX, the Bank and those certain noteholders a party thereto. By way of example, Borrowers are permitted to make up to a $100,000 per fiscal year principal reduction on the Subordinated Notes; provided, however, such principal reduction shall be expressly conditioned upon each of the following: (X) Borrower shall have notified Bank, at least, three (3) business days prior to making the reduction; (Y) there is not then existing any Event of Default nor would such an Event of Default exist by virtue of the principal reduction including, but not limited to, satisfaction of all financial covenants set forth in ARTICLE VII hereof; and (Z) GMX shall have, at least, $400,000.00 in Adjusted Working Capital (hereafter defined) at the time of the principal reduction. For the purposes hereof, the term Adjusted Working Capital shall mean (i) Current Assets plus the Available Commitment minus any assets resulting from "mark-to-market" accounting treatment for hedging contracts minus
             (ii) Current Liabilities, minus any liabilities resulting from "mark-to-market" accounting treatment for hedging contracts, minus any balance outstanding on this credit facility that would otherwise be accounted for as a Current Liability.

            5. Except as otherwise set forth above, all other terms, covenants, and conditions of the Agreement and all loans and/or notes are unaffected by this Amendment.

            B. REPRESENTATIONS AND WARRANTIES

            Each Borrower hereby represents and warrants to Bank that:

                        1. Each Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

                        2. Each Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or incorporation and bylaws, nor of any agreement or undertaking to which any Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of liens, charges or encumbrances on any of its properties or assets, except those in favor of Bank hereunder.

                        3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrowers, enforceable in accordance with its terms.

                        4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrowers to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Bank; of any Borrower, nor, to the best of their knowledge, has any Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Bank.

                        5. The Borrowers are the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrowers have, and as to after acquired property or new properties will have, good right to cause the Collateral to be hypothecated to Bank as security for the obligations described in the Agreement, as amended hereby. Further, the ownership interests set forth in that certain Engineering Report dated August 8, 2003 from Richard Hart, Jr. purported to be owned by Borrowers, or any one of them, are true and correct and Borrowers do, in fact, own such interests in such Collateral.

                        6. The Collateral set forth on that certain Engineering Report dated August 8, 2003 from Richard Hart, Jr. is free and clear of all mortgages, liens and encumbrances, except for Permitted Liens. Further, Borrowers have no invoices for labor related to such properties or materials provided to such properties which have not been paid within 90 days from the date such invoice is due and payable.

                        7. All of each Borrower's other representations and warranties set forth in Section 8 of the Agreement, Representations and Warranties, are true and correct on and as of the date hereof with the same effect as though made and repeated by such Borrower as of the date hereof.

            C. CONDITIONS

            Bank's obligations under the Agreement, as hereby amended, are subject to the following conditions:

                        1. Bank and Borrowers shall have executed and delivered
            this Amendment.

                        2. Borrowers shall have paid Bank an amendment fee in
            the amount of $10,000.00.

                        3. GMX, shall have executed the Subordinated Notes
            together with the Subordinated Note Purchase Agreement.

                        4. GMX, the Bank, and those noteholders executing the
            Subordinated Note Purchase Agreement shall have executed a mutually acceptable Intercreditor and Subordination Agreement.

                        5. Borrowers shall, or will from time to time, have
            executed such additional mortgages, deeds of trust, financing statement and such other documents as are deemed necessary by Bank in order to perfect a lien in favor of Bank in and to those Oil and Gas Properties necessary to achieve the percentages required by the covenants set forth herein.

                        6. Each Borrower's representations and warranties set
            forth in Section B hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

                        7. Borrowers shall have satisfied all conditions set
             forth in the Agreement.

                        8. As of the date hereof, and the date of any subsequent
             Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

            D. OTHER NOTICES, COVENANTS AND MISCELLANEOUS TERMS

                        1. If and when any of the warrants being issued pursuant to the Subordinated Note Purchase Agreement are exercised, Borrower shall make a mandatory prepayment of principal from the proceeds generated from such exercise.

                        2. The Bank hereby notifies Borrower that from the date hereof the Borrowing Base shall be $6,490,000.00 and the Monthly Commitment Reduction is $90,000.00 beginning February 1, 2004.

                        3. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

                        4. The obligations described in the Agreement, as amended hereby, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

                        5. Borrowers agree to execute such additional mortgages, deeds of trust and/or amendments to such documents already in place as Bank deems necessary to adequately secure the loan at any time and from time to time hereafter.

                        6. The Borrowers hereby agree to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment and any mortgages, guaranty agreements, subordination agreements, deeds of trust, security agreements, pledge agreements or any amendments thereto.

                        7. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrowers under the Agreement and all rights of Bank and any other holder of the Note, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrowers irrevocably agree that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Note may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrowers hereby irrevocably waives any objection to such jurisdiction and venue.

                        8. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

             E. RELEASE. Borrowers hereby remise, release, and forever discharge Bank, its successors and assigns, its officers, directors, employees, agents and attorneys (collectively, "Released Parties") of and from all actions, causes of action, suits, proceedings, debts, contracts, claims, damages, liability and demands whatsoever, known or unknown, in law or equity, which Borrowers ever had or now has, by reason of any matter, cause, or thing whatsoever arising from the actions or inactions of the Released Parties in any matter relating to the Agreement, Note, and other Loan Documents (collectively, "Released Matters"); and Borrowers covenant not to sue any of the Released Parties with respect to the Released Matters. The release and covenant not to sue set forth in this provision are intended by the parties to be as broad and comprehensive as possible.

             So executed effective the 16th day of January, 2004.

                                   BORROWERS:

                                   GMX RESOURCES INC.,
                                   an Oklahoma corporation


                                   /s/ Ken L. Kenworthy, Sr.
                                   ---------------------------------------------
                                   By:         Ken L. Kenworthy, Sr.
                                   Title:      Chief Financial Officer

                                   ENDEAVOR PIPELINE INC.,

                                   an Oklahoma corporation


                                   /s/ Ken L. Kenworthy, Sr.
                                   ---------------------------------------------
                                   By:         Ken L. Kenworthy, Sr.
                                   Title:      Chief Financial Officer

                                   EXPEDITION NATURAL RESOURCES INC.,
                                   an Oklahoma corporation


                                   /s/ Ken L. Kenworthy, Sr.
                                   ---------------------------------------------
                                   By:         Ken L. Kenworthy, Sr.
                                   Title:      Chief Financial Officer

                                   BANK:

                                   LOCAL OKLAHOMA BANK


                                   /s/ John K. Slay, Jr.
                                   ---------------------------------------------
                                   By:         John K. Slay, Jr.
                                   Title:      Senior Vice President